EXHIBIT 23.1












CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K into the previously filed Snap-on Incorporated Form S-8 Registration Statements (Nos. 33-21277, 33-57898 and 33-91712) for the Snap-on Incorporated 401(k) Savings Plan, Snap-on Incorporated 401(k) Personal Savings Plan for Collective Bargained Groups and Snap-on Incorporated 401(k) Savings Plan for Subsidiaries.




/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
July 11, 2003